Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 10, 2024, with respect to the consolidated financial statements of BurgerFi International, Inc., incorporated herein by reference.

/s/ KPMG LLP

Miami, Florida
April 10, 2024